Exhibit 99.1

Copano Energy, L.L.C.		News Release

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Vincent/ avincent@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY TO PRESENT AT THE
2007 MORGAN STANLEY SMALL CAP EXECUTIVE CONFERENCE
HOUSTON, June 7, 2007 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the 2007 Morgan Stanley Small Cap Executive Conference to be held in New York City June 12-14, 2007.
     Copano Energy’s presentation will be webcast live on Thursday, June 14 at 12:30 p.m. Eastern Daylight Time and is expected to last approximately 40 minutes. To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations — Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in Oklahoma and Texas.
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